SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                October 16, 2009

                           AIR INDUSTRIES GROUP, INC.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)

               Delaware             000-29245           20-4458244
               State of            Commission          IRS Employer
             Incorporation         File Number          I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2009, Air Industries Group, Inc. (the "Company") filed a Certificate of Amendment of Certificate of Designation of Series B Convertible Preferred Stock with the Office of the Secretary of State of Delaware increasing the number of shares of Series B Convertible Preferred Stock ("Series B Preferred Stock") it is authorized to issue from 2,000,000 to 4,000,000 shares. Dividends on the Series B Preferred Stock, payable quarterly at 7% per annum, may be paid in cash or by issuing additional shares of Series B Preferred Stock. Due to restrictions set forth in agreements with its bank lenders, the Company has paid, and expects to continue to pay, dividends on the Series B Preferred Stock by issuing additional shares of Series B Preferred Stock.

The amendment to the certificate of designation was approved by holders of a majority of the outstanding shares of Series B Preferred Stock.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.     Description
-----------     -----------

   3.1 Certificate of Amendment of Certificate of Designation of Series B Convertible Preferred Stock as filed with the Office of the Secretary of State of Delaware on October 16, 2009.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2009

                                    AIR INDUSTRIES GROUP, INC.


                                    By: /s/ Peter Rettaliata
                                        --------------------
                                        Peter Rettaliata
                                        President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

   3.1 Certificate of Amendment of Certificate of Designation of Series B Convertible Preferred Stock as filed with the Office of the Secretary of State of Delaware on October 16, 2009.